GNC Holdings, Inc. Reports First Quarter 2015 Results

2015 First Quarter EPS of $0.72, including Unusual Items
Same Store Sales decrease 4.1% in the First Quarter 2015

PITTSBURGH, April 30, 2015 - GNC Holdings, Inc. (NYSE: GNC) (the “Company”), a leading global specialty health, wellness and performance retailer, today reported its financial results for the quarter ended March 31, 2015.

First Quarter Performance

For the first quarter of 2015, the Company reported consolidated revenue of $670.2 million, a decrease of 0.6% as compared with consolidated revenue of $674.5 million for the first quarter of 2014. Revenue increased in the Company’s franchise segment by 7.5%. Revenue decreased in the Company’s retail and manufacturing/wholesale segments by 1.1% and 10.4%, respectively.

Same store sales decreased 4.1% in domestic company-owned stores (including GNC.com sales) in the first quarter of 2015. In domestic franchise locations, same store sales decreased 1.5% in the first quarter of 2015.

Operating Results

For the first quarter of 2015, the Company reported net income of $63.3 million, a decrease of 9.5% as compared with net income of $69.9 million for the first quarter of 2014. Diluted earnings per share were $0.72 for the first quarter of 2015, a decrease of 4.0% as compared with diluted earnings per share of $0.75 for the first quarter of 2014.

Mike Archbold, Chief Executive Officer noted, “While we are disappointed in the decline of our domestic same store sales, we have identified appropriate sales recapture initiatives to address and reverse this trend. Additionally, our continued efforts to improve gross margin sets the stage for better flow-through on sales for the remainder of the year. Notwithstanding, while we remain confident in and committed to executing our strategic plan, given recent volatility in our business we believe it is prudent to widen the range of our 2015 earnings outlook.”

Segment Operating Performance

For the first quarter of 2015, retail segment revenue decreased 1.1% to $503.5 million, as compared with $509.0 million for the first quarter of 2014. The decrease was due primarily to negative same store sales, and was partially offset by the addition of 138 net new company owned stores since the end of the first quarter of 2014, including The Health Store locations in Ireland acquired in April 2014. Operating income decreased by 2.5%, from $94.7 million to $92.4 million, and was 18.3% of segment revenue for the first quarter of 2015, as compared with 18.6% for first quarter of 2014. First quarter 2015 segment operating income includes a $2.8 million expense associated with the correction of an immaterial error related to a payroll accrual. Excluding this correction, segment operating income increased by 0.4% and was 18.9% of segment revenue for the first quarter of 2015. Improved product gross margin and lower advertising spend were partially offset by expense deleverage associated with negative same store sales.

For the first quarter of 2015, franchise segment revenue increased 7.5% to $111.3 million, as compared with $103.5 million for the first quarter of 2014, due primarily to increased wholesale product sales from domestic franchise operations. Operating income increased 0.3%, from $39.6 million to $39.7 million, and was 35.7% of segment revenue for the first quarter of 2015, as compared with 38.2% in the first quarter of 2014. First quarter 2015 operating income includes a $0.3 million gain from the conversion of two company-owned stores to franchise stores, as compared with the conversion of six stores, resulting in a $2.3 million gain, in the first quarter of 2014. Excluding these conversions and the impact of a decrease in the previously established allowance for bad debt expense associated with our international franchisees, the decrease in operating income percentage was driven primarily by third-party wholesale product sales representing a higher portion of total revenue.

For the first quarter of 2015, manufacturing/wholesale segment revenue, excluding intersegment revenue, declined 10.4% to $55.5 million, as compared with $61.9 million for the first quarter of 2014, due to lower third party contract manufacturing revenue. Operating income decreased 10.2%, from $23.5 million to $21.1 million, and was 38.0% of segment revenue for the first quarter of 2015, consistent with the first quarter of 2014.

Unusual Items

The Company’s first quarter 2015 selling, general & administrative expenses include the following pre-tax items (“Unusual Items”): (i) $1.8 million expense associated with the net effect of an increase in a legal accrual and a decrease in the previously established allowance for bad debt expense associated with our international franchisees, and (ii) $2.8 million expense associated with the correction of an immaterial error related to a payroll accrual. The combined effect of these Unusual Items resulted in a $0.03 reduction of diluted earnings per share.

Operating Metrics

For the first quarter of 2015, the Company opened 13 net new domestic company-owned stores, eight net new Rite Aid franchise store-within-a-store locations, six net new company-owned stores in Canada, one net new domestic franchise location, one new company-owned store in China, and opened 18 and closed 37 international franchise locations (including one country that is undergoing a franchise partner transition). The Company now has 8,986 store locations worldwide.

For the first quarter of 2015, the Company generated net cash from operating activities of $116.9 million, incurred capital expenditures of $7.5 million, repurchased $60.8 million in common stock, and paid $15.8 million in cash dividends on its common stock. The Company generated $109.7 million in free cash flow (which it defines as cash provided by operating activities less cash used in investing activities excluding acquisitions) and at March 31, 2015, the Company’s cash balance was $166.9 million.

Capital Structure

The Company repurchased 1.4 million shares of its common stock at an average price of $44.68 in the first quarter of 2015. At the end of the first quarter of 2015, the Company had $344.4 million remaining on its previously authorized $500 million share repurchase authorization.

At the end of the first quarter of 2015, diluted shares outstanding were approximately 87.3 million.

The Company’s Board of Directors declared a cash dividend of $0.18 per share of its common stock for the second quarter of 2015. The dividend will be payable on or about June 26, 2015 to stockholders of record at the close of business on June 12, 2015. The Company currently intends to pay regular quarterly dividends; however, the declaration of such future dividends is subject to the final determination of the Company’s Board of Directors.

Current 2015 Outlook

The Company’s current outlook for 2015 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Following is the Company’s current outlook for the full year 2015, which is being updated from the previous outlook provided on February 12, 2015: consolidated earnings per diluted share (“EPS”) of approximately $3.00 - $3.15 for the full year 2015. The Company’s EPS outlook excludes the Unusual Items identified in this release.

Key assumptions underlying the full year 2015 EPS outlook are as follows:

•	A low single digit increase in consolidated revenue for the full year 2015. This is based on the following expectations:

•
Domestic company-owned same store sales to range from a low-single digit decline to flat for the second quarter of 2015, and for a low-single digit increase for the remainder of 2015. All same store sales expectations include the impact of GNC.com.

•	Modest revenue growth internationally

•	Manufacturing / wholesale segment revenue generally in-line with 2014 levels

•	Retail product gross margin improvements

•	Share repurchases of approximately 5-6% of shares outstanding as of the beginning of 2015

About Us

GNC Holdings, Inc. (NYSE: GNC) - headquartered in Pittsburgh, PA - is a leading global specialty health, wellness and performance retailer.

The Company’s foundation is built on 80 years of superior product quality and innovation. GNC connects customers to their best by offering a premium assortment of vitamins, minerals, herbal supplements, diet, sports nutrition and protein products. This assortment features proprietary GNC - including Mega Men®, Ultra Mega®, Total LeanTM, Pro Performance®, Pro Performance® AMP, Beyond Raw®, GNC PuredgeTM, GNC GenetixHD®, Herbal Plus® - and nationally recognized third party brands.

GNC's diversified, multi-channel business model generates revenue from product sales through company-owned retail stores, domestic and international franchise activities, third party contract manufacturing, e-commerce and corporate partnerships. As of March 31, 2015, GNC has more than 8,900 locations, of which more than 6,600 retail locations are in the United States (including 1,071 franchise and 2,277 Rite Aid franchise store-within-a-store locations) and franchise operations in more than 50 countries (including distribution centers where retail sales are made).

Conference Call

GNC has scheduled a live webcast to report its first quarter 2015 financial results on April 30, 2015 at 9:00 am Eastern time. The webcast will be available on www.gnc.com via the Investor Relations section under "About GNC." A replay of this webcast will be available through May 29, 2015. You may also listen to the live call by dialing 1-877-232-1784 inside the U.S. and 706-679-4448 outside the U.S.; the conference identification number for all callers is 31047397.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s financial condition, results of operations and business that is not historical information. Forward-looking statements can be identified by the use of terminology such as “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “projects,” “may,” ”will,” “should,” “can,” the negatives thereof, variations thereon and similar expressions, or by discussions regarding our dividend, share repurchase plan, strategy and outlook. While GNC believes there is a reasonable basis for its expectations and beliefs, they are inherently uncertain. The Company may not realize its expectations and its beliefs may not prove correct. Many factors could affect future performance and cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, including but not limited to unfavorable publicity or consumer perception of our products; costs of compliance and any failure on our part to comply with new and existing governmental regulations governing our products; limitations of or disruptions in our manufacturing system or losses of manufacturing certifications; disruptions in our distribution network; or failure to successfully execute our growth strategy, including any inability to expand our franchise operations or attract new franchisees, any inability to expand our company-owned retail operations, any inability to grow our international footprint, any inability to expand our e-commerce businesses, or any inability to successfully integrate businesses that we acquire. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Actual results could differ materially from those described or implied by such forward-looking statements. For a listing of factors that may materially affect such forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

The Company is authorized to repurchase from time to time shares of its outstanding common stock on the open market or in privately negotiated transactions. The Company may finance any repurchases with cash, potential financing transactions, or a combination of the foregoing. The timing and amount of stock repurchases will depend on a variety of factors, including the market conditions as well as corporate and regulatory considerations. The share repurchase program may be suspended, modified or discontinued at any time and the Company has no obligation to repurchase any amount of its common stock under the program. The Company intends to make all repurchases in compliance with applicable regulatory guidelines and to administer the plan in accordance with applicable laws, including Rule 10b-18 and, as applicable, Rule 10b-5 of the Securities Exchange Act of 1934, as amended.

GNC HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three months ended
	March 31,
	2015	2014
	(unaudited)

Revenue	$670,247	$674,456
Cost of sales, including warehousing, distribution and occupancy	420,814	420,737

Gross profit	249,433	253,719

Selling, general and administrative	139,768	134,612
Other expense (income), net	60	(2,148)
Operating income	109,605	121,255

Interest expense, net	11,515	11,531

Income before income taxes	98,090	109,724

Income tax expense	34,820	39,821

Net income	$63,270	$69,903

Earnings per share:
Basic	$0.72	$0.75
Diluted	$0.72	$0.75

Weighted average common shares outstanding:
Basic	87,865	92,975
Diluted	88,105	93,684

Note:  The presentation of certain immaterial amounts in the consolidated financial statements of prior periods have been revised to conform to the current periods presented with no impact on previously reported net income or stockholders' equity.

GNC HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
	March 31,	December 31,
	2015	2014
	(unaudited)
Current assets:
Cash and cash equivalents	$166,926	$133,834
Receivables, net	135,173	136,361
Inventories	554,935	569,132
Prepaids and other current assets	48,320	37,016
Total current assets	905,354	876,343

Long-term assets:
Goodwill, brands and other intangibles, net	1,520,856	1,525,285
Property, plant and equipment, net	227,598	232,397
Other long-term assets	43,284	43,775
Total long-term assets	1,791,738	1,801,457

Total assets	$2,697,092	$2,677,800

Current liabilities:
Accounts payable	$153,066	$129,064
Current portion, long-term debt	4,693	4,740
Deferred revenue and other current liabilities	120,362	106,539
Total current liabilities	278,121	240,343

Long-term liabilities:
Long-term debt	1,336,663	1,337,638
Other long-term liabilities	344,139	343,776
Total long-term liabilities	1,680,802	1,681,414

Total liabilities	1,958,923	1,921,757

Total stockholders' equity	738,169	756,043

Total liabilities and stockholders' equity	$2,697,092	$2,677,800

GNC HOLDINGS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
	Three months ended
	March 31,
	2015	2014
	(unaudited)
Cash flows from operating activities:
Net income	$63,270	$69,903
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization expense	14,430	13,428
Amortization of debt costs	463	448
Decrease (increase) in receivables	1,597	(6,514)
Decrease (increase) in inventory	5,661	(17,833)
Increase in accounts payable	22,482	21,925
Other operating activities	9,034	41,275
Net cash provided by operating activities	116,937	122,632

Cash flows from investing activities:
Capital expenditures	(7,519)	(12,849)
Other investing activities	273	12
Net cash used in investing activities	(7,246)	(12,837)

Cash flows from financing activities:
Dividends paid to shareholders	(15,756)	(14,555)
Payments on long-term debt	(1,199)	(1,676)
Repurchase of treasury stock	(60,773)	(150,000)
Proceeds and excess tax benefit from stock-based compensation	1,216	2,410
Net cash used in financing activities	(76,512)	(163,821)

Effect of exchange rate on cash and cash equivalents	(87)	463
Net increase (decrease) in cash and cash equivalents	33,092	(53,563)
Beginning balance, cash and cash equivalents	133,834	226,217
Ending balance, cash and cash equivalents	$166,926	$172,654

Segment Financial Data and Store Counts (unaudited)

Retail Segment - Company-owned stores in the U.S., Puerto Rico, Canada, and Ireland; e-commerce, both domestic and international

	Three months ended
	March 31,
$ in thousands	2015	2014
Revenue	$503,466	$508,998
Comp store sales - domestic, including GNC.com	-4.1%	-0.7%
Operating Income	$92,362	$94,746
% Revenue	18.3%	18.6%

Franchise Segment - Franchise-operated domestic and international locations

	Three months ended
	March 31,
$ in thousands	2015	2014
Domestic	$74,903	$61,960
International	36,354	41,554

Total revenue	$111,257	$103,514
Operating income	$39,683	$39,581
% Revenue	35.7%	38.2%

Manufacturing/Wholesale Segment - Third-party contract manufacturing; wholesale and consignment sales principally with Rite Aid, PetSmart, Sam’s Club and www.drugstore.com

	Three months ended
	March 31,
$ in thousands	2015	2014
Revenue	$55,524	$61,944
Operating income	$21,122	$23,511
% Revenue	38.0%	38.0%

Consolidated unallocated costs (*)

	Three months ended
	March 31,
$ in thousands	2015	2014
Warehousing and distribution costs	$(17,785)	$(15,934)
Corporate costs	$(25,777)	$(20,649)

(*) Part of consolidated operating income.

Consolidated Store Count Activity

	Three Months Ended March 31, 2015
	Company-	Franchised stores
	owned (b)	Domestic	International	Rite Aid	Total
Beginning of period balance	3,497	1,070	2,140	2,269	8,976
Store openings (a)	28	10	19	9	66
Store closings	(9)	(9)	(37)	(1)	(56)
End of period balance	3,516	1,071	2,122	2,277	8,986

	Three Months Ended March 31, 2014
	Company-	Franchised stores
	owned (b)	Domestic	International	Rite Aid	Total
Beginning of period balance	3,342	1,012	2,024	2,215	8,593
Store openings (a)	49	24	39	10	122
Store closings	(13)	(10)	(12)	(2)	(37)
End of period balance	3,378	1,026	2,051	2,223	8,678

(a) openings include new stores, corporate/franchise conversion activity, and other acquisitions
(b) including Canada and The Health Store

Contacts:

Investors:    Tricia Tolivar, Executive Vice President and Chief Financial Officer
(412) 288-2029; or

Dennis Magulick, Vice President - Treasury & Investor Relations
(412) 288-4632

SOURCE:     GNC Holdings, Inc.
Web site:     http://www.gnc.com/